EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS’

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated June 26, 2003 on the financial statements of DTLL, Inc. (the “Registrant”), which report and statements appear, or are incorporated by reference, in the Registrant’s Annual Report on Form 10-KSB for the year ended May 31, 2003.

/s/   Olsen Thielen & Co., Ltd.
Olsen Thielen & Co., Ltd.
St. Paul, Minnesota
May 19, 2004